UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 8, 2008

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

14759 Oxnard Street

Van Nuys, California 91411

(Address of principal executive offices)

818-904-9029

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective April 8, 2008, the Company executed a Co-Development Agreement with Fuqua Films, Inc. pursuant to which the Company paid $25,000 for a 50% interest in the option to develop, produce and exploit an original feature length motion picture based on the book “Without A Badge” by Jerry Speziale. The description of the terms of the Co-Development Agreement is qualified by reference to the complete copy of the agreement which is filed as an exhibit to this report and incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Co-Development Agreement described in Item 1.01, the Company raised $25,000 through the sale of a total of 250,000 shares of Company common stock at $.10 per share to two individuals, one of which is George Mainas, the Company’s director, creditor and shareholder, who purchased 125,000 of the shares. The issuance of the Company’s shares of common stock to the two accredited investors was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The shares of the Company’s Common Stock to be issued to the two investors are restricted shares, and may not be sold, transferred or otherwise disposed without registration under the Securities Act or an exemption thereunder. The description of the terms of the sale of shares is qualified by reference to the complete copy of the subscription agreements which are filed as exhibits to this report and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description

10.67	Co-Development Agreement dated April 2, 2008 with Fuqua Films, Inc.

10.68	Subscription Agreement dated April 8, 2008 with George Mainas

10.69	Subscription Agreement dated April 8, 2008 with Kevin M. Kearney

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: April 8, 2008	By:	/s/ Al Hayes
Al Hayes
Chief Executive Officer